Exhibit 99






          NUI CORPORATION

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                (Common Shareholders)



               The undersigned shareholder hereby appoints John Kean, John Kean, Jr., and James R. Van Horn, or any one of them, each with power of substitution, proxies, to vote all shares that the undersigned is entitled to vote at the Annual Meeting of the Shareholders of NUI Corporation to be held on March 27, 2000 at 10:00 a.m. EDT at the Hilton Cocoa Beach Oceanfront Hotel, 1550 North Atlantic Avenue, Cocoa Beach, Florida, and at any adjournments, on the proposals described in the accompanying Proxy Statement as marked on the reverse side, and in their discretion on any other matters that may properly come before the meeting or any adjournment. If this proxy is properly signed, your shares will be voted as you directed by marking the boxes on the reverse side. IF NO DIRECTION IS GIVEN, YOUR SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 ON THE REVERSE SIDE.



                     CONTINUED AND TO BE SIGNED ON REVERSE SIDE





          [X] Please mark votes as in this example.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.



               1. PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF EXCHANGE RELATING TO THE HOLDING COMPANY RESTRUCTURING OF NUI CORPORATION.

                    [ ] FOR          [ ] AGAINST         [ ] ABSTAIN


               2.   ELECTION OF DIRECTORS

                    Nominees: James J. Forese
                              R.Van Whisnand

                    [ ] FOR           [ ] AGAINST        [ ] ABSTAIN


                    [ ] WITHHELD FOR (write that nominee's name in the space provided below)

               3. RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP, AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                    [ ] FOR           [ ] AGAINST         [ ] ABSTAIN


               4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                   MARK HERE             MARK HERE
                                   FOR ADDRESS           IF YOU PLAN
                                   CHANGE AND            TO ATTEND
                                   NOTE AT LEFT [ ]      THE MEETING [ ]

                                        The shareholder hereby
                                        acknowledges receipt of the Notice
                                        of the Annual Meeting and the
                                        Proxy Statement/Prospectus
                                        attached thereto.


                                        Please date, sign exactly as
                                        name(s) appear at left, and return
                                        promptly in enclosed envelope.  If
                                        signing for a corporation or
                                        partnership, sign in that name and
                                        indicate your title.  If signing
                                        as attorney, executor, guardian,
                                        trustee or custodian, please add
                                        your title.


          Signature: ____________________      Date: ___________